Exhibit 99(j)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

   Ohio National Fund, Inc.:

We consent to the use of our report for the ON Equity Portfolio (formerly Equity Portfolio), ON Bond Portfolio (formerly Bond Portfolio), ON Omni Portfolio (formerly Omni Portfolio), ON International Equity Portfolio, ON Foreign Portfolio, ON Capital Appreciation Portfolio (formerly Capital Appreciation Portfolio), ON Janus Henderson Forty Portfolio (formerly Aggressive Growth Portfolio), ON Janus Henderson Venture Portfolio (formerly Small Cap Growth Portfolio), ON Janus Henderson Enterprise Portfolio (formerly Mid Cap Opportunity Portfolio), ON ClearBridge Small Cap Portfolio (formerly ClearBridge Small Cap Portfolio), ON S&P 500® Index Portfolio (formerly S&P 500® Index Portfolio), ON Federated High Income Bond Portfolio (formerly High Income Bond Portfolio), ON Federated Strategic Value Dividend Portfolio (formerly Strategic Value Portfolio), ON Nasdaq -100® Index Portfolio (formerly Nasdaq-100® Index Portfolio), ON Bristol Portfolio (formerly Bristol Portfolio), ON Bryton Growth Portfolio (formerly Bryton Growth Portfolio), ON ICON Balanced Portfolio (formerly Balanced Portfolio), ON S&P MidCap 400® Index Portfolio (formerly S&P MidCap 400® Index Portfolio), ON Bristol Growth Portfolio (formerly Bristol Growth Portfolio), ON Risk Managed Balanced Portfolio (formerly Risk Managed Balanced Portfolio), ON Conservative Model Portfolio, ON Moderately Conservative Model Portfolio, ON Balanced Model Portfolio, ON Moderate Growth Model Portfolio and ON Growth Model Portfolio (each a Portfolio and collectively, the Portfolios of the Ohio National Fund, Inc.) dated February 20, 2018, incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP

Columbus, Ohio

April 23, 2018